Exhibit 3.4

AMENDED BY-LAWS OF MRS. GOOCH’S NATURAL FOOD MARKETS, INC. A CALIFORNIA CORPORATION  ARTICLE I OFFICES  Section 1. PRINCIPAL EXECUTIVE OFFICES. The principal executive office for the transaction of business of the corporation is hereby fixed and located at 15315 Magnolia Boulevard, Suite 320, City of Sherman Oaks, County of Los Angeles, State of California. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another in said county.  Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.  ARTICLE II MEETINGS OF SHAREHOLDERS  Section 1. PLACE OF MEETINGS. All annual meetings of shareholders shall be held at the principal executive office of the corporation, and all other meetings of shareholders shall be held either at the principal executive office or at any other place within or without the State of California which may be designated either by the Board of Directors, pursuant to authority hereinafter granted to said Board, or by written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.  Section 2. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held, each year, at the time and on the day set by the Board of Directors. Said date shall be in the first quarter of each calendar year. If said date is not set by March 15th of each year, then the meeting shall be held on the first Monday in April at 10:00 A.M. at the principal executive office.  If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour.  Written notice of each annual meeting shall be given to each shareholder entitled to vote thereat, either personally or by mail or by other means of written communication, charges prepaid, addressed to such shareholder at his or her  WPCRH20:jm -1- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

address appearing on the books of the corporation or given by him or her to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated. All such notices shall be sent to such shareholder entitled thereto, not less than ten (10) days before such annual meeting, nor more than sixty (60) days before such annual meeting, and shall specify the place, day and hour of such meeting, and shall also state the general nature of the business or proposal to be considered or acted upon at such meeting before action may be taken at such meeting on the following:  (a) A proposal to sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of the property or assets of the corporation except as autorized by the California Corporations Code;  (b) A proposal to merge or consolidate with another corporation, domestic or foreign;  (c) A proposal to reduce the stated capital of the corporation;  (d) A proposal to amend the Articles of Incorporation, except to extend the term of the corporate existence;  (e) A proposal to wind up and dissolve the corporation;  (f) A proposal to adopt a plan of distribution of shares, securities or any consideration other than money in the process of winding up;  (g) Statement as to the names of the nominees to be presented by the management for election as Directors.  If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.  WPCRH20:jm -2- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President, Chairman of the Board, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the corporation. Except in special cases where another express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meeting, the general nature of the business to be transacted. Any person other than the Board of Directors requesting a special meeting must do so in writing and must direct such request to the Chairman of the Board, President, Vice President or Secretary. That officer will then give notice to the Shareholders entitled to vote that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request.  Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or by proxy thereat; but in the absence of a quorum, no other business may be transacted at any such meeting.  When any shareholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.  Section 5. ENTRY OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be suffi-cient evidence that due notice of such meeting was given to such shareholder, as required by law and the by-laws of the corporation.  Section 6. VOTING. At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his or her name on the stock records of the corporation. Such vote may be given by voice or by ballot; provided, however, that for all purposes and matters upon which the shareholders shall be entitled to vote at law, it shall  WPCRH20:jm -3- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

require a majority of the shares of the issued and outstanding stock of the said corporation to vote affirmatively before any resolution may be passed. This provision shall not apply to the election of directors who shall be elected as is provided by the California Corporations Code. At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of his or her shares of stock multiplied by the number of directors to be elected, and he or she may cast all such votes for a single director or may distribute them, as he or she may see fit. No shareholder shall be entitled to cumulate vote unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting, of his or her shareholder’s intention to cumulate his or her votes.  Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.  Section 8. CONSENT OF ABSENTEES. The proceedings and transactions of any meeting of shareholders, either annual or special, however, called and noticed, shall be as valid as though such proceedings and transactions had occurred at a meeting duly held after regularly called and notice, if a quorum be present either in person or by proxy, and if either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Section 9. ACTION WITHOUT MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting or without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of  WPCRH20:jm -4- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.  Section 10. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent and filed with the Secretary of the corporation; provided, that any proxy duly executed will not be revoked and will continue in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted.  Section 11. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regularly called and noticed, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to the vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Section 12. INSPECTORS OF ELECTION.  (a) In advance of any meeting of shareholders the board may appoint inspectors of election to act at the meeting and  WPCRH20:jm -5- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.  (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, received votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes and consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  (c) The inspectors shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report of certificate made by the inspectors of election is prima facie evidence of the facts stated therein.  ARTICLE III DIRECTORS  Section 1. POWERS. Subject to the limitations of the Articles of Incorporation, of the by-laws and particularly Article II, Section 6 of these by-laws, and Section 800 of the California Corporations Code as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the by-laws, all corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:  First: To select and remove all other officers, agents and employees of the corporation; prescribe such powers and duties for them as may not be inconsistent with law, with the  WPCRH20:jm -6- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

Articles of Incorporation or the by-laws; fix their compensation; and require from them security for faithful service.  Second: To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefore not inconsistent with the law, the Articles of Incorporation or the by-laws, as they may deem best.  Third: To change the principal executive office for the transaction of the business of the corporation from one location to another within the same county as provided in Article I, Section 1, hereof; to fix and locate from time to time, one or more branch or subsidiary offices of the corporation within or without the State of California, as provided in Article 1, Section 2, hereof; to designate any place within or without the State of California for the holding of any stockholders’ meetings, except annual meetings; and to adopt, make and use a corporate seal, and to prescribe the form of certificates of stock, and to alter the form of such seal and of such stock certificates from time to time, as in their judgment they may deem best, provided, such seal and such certificates shall at all times comply with the provisions of the law.  Fourth: To authorize the issue of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in case of shares issued as a dividend, against amounts transferred from surplus to state capital.  Fifth: To borrow money and incur indebtedness for the purpose of the corporation and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefore.  Sixth: To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal by-laws. The executive committee shall be composed of two (2) or more directors.  Section 3. NUMBER AND QUALIFICATIONS OF DIRECTORS. The authorized number of directors of the corporation shall be five (5) until changed by amendment of the Articles of Incorporation or by a by-law amending this Section 2, Article III  WPCRH20:jm -7- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

of these by-laws duly adopted by the vote or written assents of the shareholders entitled to exercise the majority of the voting power of the corporation.  Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders held for that purpose. All directors shall hold office at the pleasure of the share-holders or until their respective successors are elected. The shareholders may at any time, either at a regular or special meeting, remove any director and elect his or her successor.  Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or special meeting of the shareholders.  A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of the shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.  The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors by a formally called shareholders’ meeting or by a written consent of a majority of the outstanding shares. If the Board of Directors accept the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.  No reduction of the authorized number of directors shall have the effect of removing any directors prior to the expiration of his or her term of office.  A director may resign by giving written notice to the Chairman of the Board, President, or Secretary.  Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held any place within or without the State which has been designated from time to time by a resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular  WPCRH20:jm -8- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office.  Section 6. ORGANIZATION MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of other business. No notice need be given of such organization meetings.  Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be set by the Board of Directors. Written notice shall be given to each Director not less than seven (7) days before such meeting, and notice shall state date, place and hour of the meeting and the general nature of business to be transacted.  If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.  Section 8. SPECIAL MEETINGS AND NOTICE THEREOF. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President, Chairman of the Board, or if either he or she is absent or unable or refuses to act, by any Vice President, or, if he or she is absent or unable or refuses to act, by any Director, or if they refuse or are unable to act, by the Secretary.  Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form of written communication, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the U.S. Mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided, shall be deemed timely, legal and personal notice to such director. In lieu of written notice any Board of Directors’ meeting may be noticed by telephone twenty-four (24) hours prior to the holding of the meeting. Any notice must state place and hour of the meeting and the general nature of the  WPCRH20:jm -9- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

business to be transacted and no other business may be transacted at the meeting.  Section 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors by law, according to the Articles of Incorporation or according to these by-laws may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of such directors.  Section 10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned and is less than twenty-four (24) hours of the duly called meeting. If the meeting is to be fixed for a time beyond twenty-four (24) hours of the duly called meeting then notice must be given to all absent Board of Directors.  Section 11. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be sufficient evidence that due notice of such special meeting was given to such director, as required by law and the by-laws of the corporation.  Section 12. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regularly called and noticed, if a quorum be present, and if either before or after the meeting, each of the directors riot present sign a written waiver of notice or consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Section 13. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every actor decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board of Directors, unless a greater number be required by law, or by the Articles of Incorporation or the by-laws.  WPCRH20: jm -10- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

Section 14. ADJOURNMENT. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated time, place and hour; provided, however, that in the absence of a quorum, the directors present at any directors’ meeting, either regular or special, may adjourn from time to time, until the time fixed for the next regular meeting of the Board.  Section 15. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, a fixed fee, with or without expenses of attending, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor. The Board of Directors has currently set a fixed fee of Five Hundred Dollars ($500.00) per meeting for each director in attendance. This amount may be adjusted from time to time as the Board may determine.  Section 16. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The corporation shall have the power to the maximum extent permitted by the California general corporations law, to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. For purposes of this section, an “agent” of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or; other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.  ARTICLE IV OFFICERS  Section 1. OFFICERS. The officers of the corporation shall be  John R. Moorman 1. President Dan O. Volland 2. Vice-President Sandra Gooch 3. Secretary Sandra Gooch 4. Treasurer  The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more  WPCRH20:jm -11- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

additional Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed by the Board of Directors. Officers need not be directors. One person may hold two or more offices, except those of President and Secretary.  Section 2. ELECTIONS. The officers of the corporation designated in the preceding section of this Article, shall be chosen annually by the Board of Directors, and each shall hold his or her office at the pleasure of the Board of Directors, who may, either at a regular or special meeting, remove any such officer and appoint a successor.  Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the by-laws or as the Board of Directors may from time to time determine.  Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at a regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.  Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If an officer resigns it, must be without prejudice to the rights of the corporation under any contract to which the officer is a party.  Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to such office.  Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors as prescribed in the by-laws.  Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the  WPCRH20:jm -12- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. The President shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the by-laws.  Section 8. VICE-PRESIDENT. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-President shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the by-laws.  Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those directors and shareholders present, the names of those present at the directors’ meeting, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; the number and date of cancellation of every certificate surrendered for cancellation.  The Secretary shall give, or cause to be given, notice of all meetings of shareholders and the Board of Directors, as required by the by-laws or by-law to be given, and he or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the by-laws.  WPCRH20:jm -13- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

Section 10. TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open for inspection by any director.  The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors and shall render to the President and directors, when they request it, an account of all of his or her transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the by-laws.  ARTICLE V EXECUTIVE AND OTHER COMMITTEES  The Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the Articles of Incorporation and by-laws and the General Corporation Laws of the State of California. Such committees shall hold office at the pleasure of the Board.  ARTICLE VI RECORDS-REPORTS-INSPECTION  Section 1. RECORDS. The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.  Section 2. INSPECTION OF BOOKS AND RECORDS. The books and records of the corporation should be open to inspection upon written demand of any shareholder or person entitled to vote or his or her agent or attorney where such demand is related to that person’s voting interest; shareholders holding five percent (5%) of the voting shares have a right upon prior written demand to inspect a copy of the corporation’s shareholder list; and every director has the right to  WPCRH20:jm -14- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

inspect all books and records as well as all physical properties of the corporation.  Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS. The original or a copy of these by-laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the corporation.  Section 4. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.  Section 5. CONTRACTS AND OTHER DOCUMENTS TO BE EXECUTED. The Board of Directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.  Section 6. ANNUAL REPORTS. The annual report should contain a balance sheet, income statement and statement of changes in financial position for the past fiscal year. In addition, a shareholder holding five percent (5%) of any class of outstanding shares may request, in writing, a quarterly income statement of the corporation for the current fiscal year if made more than 30 days after the end of that quarter. A copy of the quarterly income statement should be kept on file in the principal executive office and should be made accessible to a shareholder after final audit by the corporation’s accounting department. And, upon the written request of any shareholder, the corporation should promptly mail a copy of the last annual, semiannual or quarterly income statement and balance sheet to any shareholder so requesting a copy.  Section 7. SHAREHOLDERS OF RECORD. The Board of Directors shall fix a date, when so needed, to determine shareholders entitled to vote, receive dividends, or distributable exchange shares, stock splits, stock dividends, or other proceeds or property.  WPCRH20:jm -15- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

ARTICLE VII CERTIFICATES AND TRANSFER OF SHARES  Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.  Every certificate for shares must be signed by the President or a Vice-President, or Chairman of the Board, or Vice Chairman of the Board, or Vice President, or Chief Financial Officer and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.  Section 2. LEGEND CONDITION. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.  Section 3. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the corporation by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Section 4. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require. A new certificate will not be issued until the old certificate is surrendered and cancelled unless (a) the old  WPCRH20:jm -16- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

certificate is lost, destroyed or wrongfully taken, (b) the request for the new certificate is made within a reasonable time after the owner has notice of its loss, destruction or theft, (c) the corporation receives a request for the new certificate prior to receiving notice that the old certificate has been acquired by a bona fide purchaser, (d) the owner of the old certificate files or provides adequate security to the corporation such as an indemnity bond, and (e) the owner satisfies all other reasonable requirements of the corporation.  Section 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.  Section 6. CLOSING STOCK TRANSFER BOOKS. The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.  Section 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice-President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations, may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.  ARTICLE VIII CORPORATE SEAL  The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word “California”.  ARTICLE IX AMENDMENTS TO BY-LAWS  Section 1. BY SHAREHOLDERS. New by-laws may be adopted or these by-laws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose by a vote of shareholders entitled to  WPCRH20:jm -17- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

exercise a majority of the voting power of the corporation, or by written assent of such shareholders.  Section 2. POWERS OF DIRECTORS. Subject to the right of the shareholders to adopt, amend or repeal by-laws, as provided in Section 1 of this Article IX, the Board of Directors may adopt, amend or repeal any of these by-laws other than a by-law or amendment thereof changing the authorized number of directors.  Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new by-law is adopted, it shall be copied in the book of by-laws with the original by-laws, in the appropriate place. If any by-law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.  WPCRH20:jm -18- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

CERTIFICATE OF ADOPTION OF BY-LAWS OF  MRS. GOOCH’S NATURAL FOOD MARKETS, INC. A CALIFORNIA CORPORATION  Adoption by Board of Directors.  The undersigned, being all of the persons appointed in the Articles of Incorporation to act as the Board of Directors of the above named corporation hereby assent to the foregoing amendment to the by-laws, and adopt the same as the amended by-laws of said corporation.  IN WITNESS WHEREOF, we have hereunto set our hands this 17th day of December , 1991.  (Directors Signatures) ) ) ) [ILLEGIBLE] ) Name John R. Moorman  ) ) ) [ILLEGIBLE] ) Name Sandra V. Gooch  ) ) Directors. ) [ILLEGIBLE] ) Name Danny O. Volland ) ) ) [ILLEGIBLE] ) Name Charles R. Hart, Jr. )  ) )   WPCRH20:jm -19- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]

Certificate by Secretary of Adoption by Directors.  THIS IS TO CERTIFY:  That I am the duly elected, qualified and acting Secretary of the above named corporation and that the above and foregoing amended by-laws were adopted as the amended by-laws of said corporation on the date set forth above by the persons appointed as the Directors of said corporation.  IN WITNESS WHEREOF, I have hereunto set my hand this [ILLEGIBLE] day of December , 1991.  Sandra V. Gooch Secretary, Sandra V. Gooch  Certificate by Secretary of Adoption by Shareholders’ Vote.  THIS IS TO CERTIFY:  That I am the duly elected, qualified and acting Secretary of the above named corporation and that the above and foregoing Code of amended by-laws was submitted to the shareholders on the date set forth in the amended by-laws and recorded in the minutes thereof was ratified by the vote of shareholders entitled to exercise the majority of the voting power of said corporation.  IN WITNESS WHEREOF, I have hereunto set my hand this [ILLEGIBLE] day of December , 1991.  Sandra V. Gooch Secretary, Sandra V. Gooch  WPCRH20:jm -20- GOOCH BYLAWS 07/25/91  [ILLEGIBLE]